Exhibit 10.2
VOTING AGREEMENT
     VOTING AGREEMENT, dated as of April 30, 2008 (this “Agreement”), by and among GTH LLC, a Delaware limited liability company (the “Buyer Affiliate”), and the Persons (as hereinafter defined) set forth on Schedule I attached hereto (collectively, the “Securityholders” and each a “Securityholder”).
W I T N E S S E T H:
     WHEREAS, simultaneously with the execution and delivery of this Agreement, Origen Financial, Inc., a Delaware corporation (“Parent”), Origen Servicing, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“OSI”), Origen Financial L.L.C., a Delaware limited liability company and a wholly owned direct subsidiary of Parent (together with OSI, “Sellers”), and Green Tree Servicing LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Buyer Affiliate (the “Buyer”), are entering into an Asset Purchase Agreement (as amended from time to time, the “Purchase Agreement”), providing for, among other things, the sale by Sellers, and the purchase by Buyer or one or more of its Affiliates (as hereinafter defined), of the Conveyed Property (as defined in the Purchase Agreement);
     WHEREAS, each Securityholder Beneficially Owns (as hereinafter defined) the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Parent set forth opposite such Securityholder’s name on Schedule I attached hereto;
     WHEREAS, after considering the best interests of Parent and its stockholders, reviewing the Purchase Agreement, and weighing the possibilities of acquisition proposals from parties other than Buyer, each Securityholder has determined that the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the purchase and sale of the Conveyed Property as provided therein) are advantageous to Parent and its stockholders; and
     WHEREAS, as a condition and inducement to the willingness of Buyer to enter, and the Buyer Affiliate’s willingness to cause Buyer to enter, into the Purchase Agreement and incur the obligations set forth therein, Buyer and the Buyer Affiliate have required that the Securityholders enter into this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINED TERMS
     Section 1.1 Definitions. Capitalized, undefined terms used in this Agreement shall have the respective meanings ascribed to such terms in the Purchase Agreement. In addition to the terms defined elsewhere herein or in the Purchase Agreement, for purposes of this Agreement, the terms below shall have the following meanings:
     “Affiliate” means, with respect to any specified Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. For purposes of this Agreement, with respect to any Securityholder, “Affiliate” shall not include Parent and the Persons that directly, or indirectly through one or more intermediaries, are controlled by Parent. For the avoidance of doubt, no officer or director of Parent shall be deemed an Affiliate of another officer or director of Parent by virtue of his or her status as an officer or director of Parent.
     “Alternative Transaction” means (a) any transaction of the type described in the definition of “Competing Transaction” contained in the Purchase Agreement other than the transactions contemplated by the Purchase Agreement and (b) any other action, agreement or transaction that would reasonably be expected to hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Purchase Agreement (including, without limitation, the purchase and sale of the Conveyed Property as provided therein).
     “Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.
     “Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.
     “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).
     “Subject Securities” means, with respect to any Securityholder, without duplication, (a) the shares of Common Stock Beneficially Owned by such Securityholder on the date hereof as described on Schedule I hereto (as equitably adjusted for any stock split, dividend, combination, subdivision, reclassification or other actions having any similar effect with respect to the Common Stock), and (b) any additional shares of Common Stock or other capital stock or other voting securities of Parent acquired by such Securityholder prior to the Termination Time or over which such Securityholder acquires Beneficial Ownership prior to the Termination Time, whether pursuant to existing option, warrants or other rights to acquire securities of Parent or otherwise.
     “Termination Time” means the earliest of (a) immediately following the completion of the Closing, (b) the termination of the Purchase Agreement in accordance with Section 11.1 thereof, or (c) written notice by the Buyer Affiliate to the Securityholders of the termination of this Agreement.
     “Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition (including, without limitation, by gift) of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
ARTICLE II
COVENANTS OF STOCKHOLDERS
     Section 2.1 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Securityholder shall execute and deliver to the Buyer Affiliate a proxy in the form attached hereto as Exhibit A (each, a “Proxy”). Each Proxy shall be irrevocable to the fullest extent provided in Section 212 of the Delaware General Corporation Law with respect to the securities referred to therein.
     Section 2.2 Agreement to Vote.
(a)	At any meeting of the stockholders of Parent held prior to the Termination Time, however called, and at every adjournment or postponement thereof prior to the Termination Time, or in connection with any written consent of, or any other action by, the stockholders of Parent given or solicited prior to the Termination Time, each Securityholder shall vote, or provide its consent with respect to, all of the Subject Securities entitled to vote or to consent thereon: (i) in favor of adoption, approval and consummation of the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the purchase and sale of the Conveyed Property as provided therein), whether the Purchase Agreement and the transactions contemplated thereby are components of an asset disposition and management plan (or other plan, scheme or arrangement) submitted to a vote of Parent’s stockholders or otherwise, and any actions required in furtherance of the consummation thereof, and (ii) against any Alternative Transaction or any other action, matter or agreement that would or is intended, or could reasonably be expected, to result in any Alternative Transaction or a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or any Seller under the Purchase Agreement.

(b)	Each Securityholder hereby agrees that it shall not directly or indirectly enter into any agreement (whether written or oral) with any other Person (other than Parent) prior to the Termination Time to vote, grant any proxy or give instructions with respect to the voting of, any Subject Securities that are Beneficially Owned by such Securityholder.
     Section 2.3 Revocation of Proxies; Cooperation.
(a)	Each Securityholder hereby severally, but not jointly, and with respect only to itself and not any other Securityholder, represents and warrants to the

Buyer Affiliate that any proxies heretofore given in respect of the Subject Securities Beneficially Owned by such Securityholder are not irrevocable, and such Securityholder hereby revokes any and all proxies (other than the Proxies) with respect to such Subject Securities. Prior to the Termination Time, no Securityholder shall directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2 hereof (other than to the Buyer Affiliate), deposit any of the Subject Securities Beneficially Owned by it, or enter, into a voting agreement (other than this Agreement) with respect to any of such Subject Securities.
(b)	Each Securityholder shall (i) use all reasonable efforts to cooperate with Buyer, Parent and Sellers in connection with, and in furtherance of, the transactions contemplated by the Purchase Agreement (including, without limitation, the purchase and sale of the Conveyed Property as provided therein), (ii) promptly take such actions as are necessary or appropriate to consummate such transactions, and (iii) provide any information reasonably requested by Buyer, Parent or any Seller for any regulatory application or filing made or approval sought in respect of such transactions.
     Section 2.4 No Transfer of Subject Securities. During the term of this Agreement:
(a)	no Securityholder shall take any action to subject any of the Subject Securities that are Beneficially Owned by it to any Lien;

(b)	no Securityholder shall Transfer or agree to Transfer any of the Subject Securities that are Beneficially Owned by it or grant any proxy or power-of-attorney with respect to any such Subject Securities; provided, however, that any Securityholder may Transfer any Subject Securities that are Beneficially Owned by it to any other Person, provided that, as a condition precedent to the effectiveness of any such Transfer, such other Person shall have executed and delivered to the Buyer Affiliate a written agreement, in form and substance reasonably acceptable to the Buyer Affiliate, pursuant to which such other Person shall become a party to, and shall be bound by the terms and conditions of, this Agreement as though such other Person were an original signatory hereto as a “Securityholder” hereunder; provided; further, that any Transfer of Subject Securities other than in accordance with the provisions of this Section 2.4(b) shall be void ab initio; and

(c)	each Securityholder shall use all reasonable efforts to prevent creditors in respect of any pledge of the Subject Securities that are Beneficially Owned by it from exercising their rights under such pledge.

     Section 2.5 Applicability of Agreement. Notwithstanding anything to the contrary contained in this Agreement:
(a)	the provisions of this Agreement apply solely to such Securityholder when acting in its capacity as a holder of securities of Parent and not when acting as a director or officer of Parent (it being understood that Parent has separate and independent obligations to Buyer under the Purchase Agreement, including, without limitation, Section 6.1(g) thereof); and

(b)	none of the provisions of this Agreement shall be construed to prohibit, limit or restrict any Securityholder from exercising its fiduciary duties to Parent by voting or taking any other action whatsoever in the capacity of a director or officer of Parent, provided that neither anything contained in nor the exercise by any Securityholder of its rights under this Section 2.5(b) shall relieve Parent of any of its obligations, or have the effect of waiving any of Buyer’s rights, under the Purchase Agreement (including, without limitation, Section 6.1(g) thereof).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS
     Each Securityholder hereby severally, but not jointly, and with respect only to itself and not any other Securityholder, represents and warrants to the Buyer Affiliate that:
     Section 3.1 Ownership. Such Securityholder is the sole Beneficial Owner and, except as set forth on Schedule I attached hereto, the record and legal owner of the Subject Securities set forth opposite such Securityholder’s name on Schedule I attached hereto, which Subject Securities constitute all of the securities of Parent that are Beneficially Owned by such Securityholder as of the date hereof; and such Securityholder or the record owner of such Subject Securities identified on Schedule I attached hereto, as applicable, has good and valid title to all of such Subject Securities, free and clear of all Liens and exclusively possesses the right to Transfer such Subject Securities. None of the Subject Securities set forth opposite such Securityholder’s name on Schedule I attached hereto is subject to any voting trust or other contract (whether written or oral) or restriction with respect to the voting or Transfer thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Securities.
     Section 3.2 Authority and Non-Contravention.
(a)	Assuming due authorization, execution and delivery of this Agreement by the Buyer Affiliate and the other Securityholders, this Agreement has been duly and validly executed and delivered by such Securityholder and constitutes the legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and such Securityholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and no other proceedings or actions on the part of such Securityholder are necessary to authorize such Securityholder’s execution, delivery or performance of this Agreement or its consummation of the transactions contemplated hereby.
(b)	Such Securityholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person or Governmental Authority in connection with the execution, delivery or performance of this Agreement or to obtain any permit or approval from any Governmental Authority for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act.

(c)	Neither the execution and delivery of this Agreement by such Securityholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of, require any consent under or constitute a default by such Securityholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Securityholder is a party or by which it or any of its assets (including any Subject Securities that are Beneficially Owned by such Securityholder) are bound, or violate any permit of any Governmental Authority, or any Law, order or consent decree to which such Securityholder, or any of its assets (including any Subject Securities that are Beneficially Owned by such Securityholder), may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any Subject Securities that are Beneficially Owned by such Securityholder.
     Section 3.3 Reliance. Such Securityholder understands and acknowledges that Buyer is entering, and the Buyer Affiliate is causing Buyer to enter, into the Purchase Agreement in reliance upon such Securityholder’s execution, delivery and performance of this Agreement and the Proxy to which it is a party.
ARTICLE IV
GENERAL PROVISIONS
     Section 4.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Buyer Affiliate or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain and belong to the Securityholders, and the Buyer Affiliate and its Affiliates shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct any

Securityholder in the voting of any of the Subject Securities, except as otherwise provided herein or in the Purchase Agreement.
     Section 4.2 Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:
(a)   If to the Buyer Affiliate, to:
GTH LLC
c/o Green Tree Servicing LLC
345 St. Peter Street
1100 Landmark Towers
St. Paul, Minnesota 55102-1639
Attention: General Counsel
Facsimile: (651) 293-5818
With a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn: Rosalind F. Kruse, Esq.
Fax: (212) 728-8111
(b)   If to a Securityholder:
c/o Origen Financial, Inc.
27777 Franklin Road
Suite 1700
Southfield, MI 48034
Attention: Ronald Klein
Facsimile: (248) 644-5595
With a copy to:
Jaffe Raitt Heuer & Weiss, P.C.
Suite 2500
27777 Franklin Road
Southfield MI  48086-5034
Attention: William E. Sider, Esq.
Facsimile: (248) 351-3082
or such other address or facsimile number as a party hereto may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in or pursuant to this Section 4.2 and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery, when delivered at the address specified in or pursuant to this Section 4.2.
     Section 4.3 Entire Agreement and Modification. This Agreement, each Proxy and any other documents delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement among the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate.
     Section 4.4 Drafting and Representation. The parties hereto hereby agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party hereto. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.
     Section 4.5 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, as determined by a court of competent jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.
     Section 4.6 Assignment, Binding Effect and No Third-Party Rights. Except as expressly provided in Section 2.4(b) above, no Securityholder may assign (by operation of law or otherwise) any of its rights or delegate (by operation of law or otherwise) any of its obligations under this Agreement without the prior written consent of the Buyer Affiliate, and any purported assignment or delegation other than in accordance with this Section 4.6 shall be void ab initio. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the parties hereto and their respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of the parties hereto as provided in this Section 4.6.

     Section 4.7 Enforcement of Agreement. Each Securityholder hereby acknowledges and agrees that the Buyer Affiliate and/or its Affiliates could be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such Securityholder could not be adequately compensated by monetary damages. Accordingly, such Securityholder hereby (a) waives, in any action for specific performance, the defense of adequacy of a remedy at law and (b) agrees that, in addition to any other right or remedy to which the Buyer Affiliate may be entitled, at law or in equity, the Buyer Affiliate shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
     Section 4.8 Waiver. The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, any Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no claim or right arising out of this Agreement, any Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by each other party hereto against whom such waiver or renunciation is charged, (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, any applicable Proxy or the documents referred to in this Agreement.
     Section 4.9 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts or choice of law.
     Section 4.10 Consent to Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 4.2 hereof shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 4.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     Section 4.12 Termination. This Agreement shall terminate at the Termination Time. Upon any termination of this Agreement, this Agreement shall, to the fullest extent permitted by applicable Law, become void and of no force or effect without liability of any party to any other party hereto; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement and no termination of this Agreement shall relieve any party hereto from any liability for any breach by such party of any of the provisions of this Agreement prior to such termination.
     Section 4.13 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
     Section 4.14 Further Assurances. Each Securityholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Buyer Affiliate may reasonably request to carry out the purpose and intent of this Agreement.
     Section 4.15 Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” shall mean “including, without limitation,” whether or not expressed.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

BUYER AFFILIATE: GTH LLC
By:	/s/ Keith A. Anderson
Name: Keith A. Anderson
Title: President

SECURITYHOLDERS:
/s/ Ronald Klein
Name:	Ronald Klein

/s/ Gary Shiffman
Name:	Gary Shiffman

/s/ Paul Halpern
Name:	Paul Halpern

/s/ Richard Rogel
Name:	Richard Rogel

/s/ Robert Sher
Name:	Robert Sher

/s/ Michael Wecshler
Name:	Michael Wechsler

[Signature Page to Voting Agreement]

/s/ J. Peter Scherer
Name:	J. Peter Scherer

/s/ W. Anderson Geater, Jr.
Name:	W. Anderson Geater, Jr.

/s/ Mark Landschulz
Name:	Mark Landschulz

WOODWARD HOLDINGS, LLC
By:	/s/ Paul Halpern
	Name:	Paul Halpern
	Title:	Manager

RONALD KLEIN REVOCABLE TRUST U/A/D 2/26/1997
By:	/s/ Ronald A. Klein
	Name:	Ronal A. Klein
	Title:	Trustee

SUN OFI, LLC
By:	/s/ Gary Shiffman
	Name:	Gary Shiffman

[Signature Page to Voting Agreement]

SCHEDULE I

			Outstanding
	Shares of		Shares of
	Common Stock		Common Stock
Name of Securityholder	Beneficially Owned		Held of Record
Ronald Klein	595,238	[1]	560,238
Gary Shiffman	5,027,500	[2]	22,500
Paul Halpern	1,782,500	[3]	27,500
Richard Rogel	52,500		47,500
Robert Sher	6,000		6,000
Michael Wechsler	27,500		22,500
J. Peter Scherer	146,724		131,724
W. Anderson Geater, Jr.	145,597		130,597
Mark Landschulz	146,763		131,763
Woodward Holding, LLC	1,750,000		1,750,000
Ronald Klein Revocable Trust u/a/d 2/26/1997	10,000		10,000
Sun OFI, LLC	5,000,000		5,000,000

[1]	The Ronald Klein Revocable Trust u/a/d 2/26/1997 is the record owner of 10,000 shares of Common Stock that are Beneficially Owned by Mr. Klein.

[2]	Sun OFI, LLC is the record owner of 5,000,000 shares of Common Stock that are Beneficially Owned by Mr. Shiffman because he is the manager of Sun OFI, LLC. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, Mr. Shiffman disclaims Beneficial Ownership of such shares of Common Stock.

[3]	Woodward Holding, LLC is the record owner of 1,750,000 shares of Common Stock that are Beneficially Owned by Mr. Halpern because he is the manager of Woodward Holding, LLC. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, Mr. Halpern disclaims Beneficial Ownership of such shares of Common Stock.

EXHIBIT A
IRREVOCABLE PROXY
     The undersigned holder (the “Securityholder”) of securities of Origen Financial, Inc., a Delaware corporation (“Parent”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints the President and any Vice President of GTH LLC, a Delaware limited liability company (the “Buyer Affiliate”), in their respective capacities as designees of the Buyer Affiliate, as the sole and exclusive attorneys and proxies of the Securityholder, with full power of substitution and resubstitution, to vote and exercise solely the voting rights expressly provided herein (to the full extent that the Securityholder is entitled to do so) with respect to the Subject Securities (as defined in the Voting Agreement defined below) that are Beneficially Owned (as defined in the Voting Agreement) by such Securityholder. Upon the Securityholder’s execution of this Proxy, any and all prior proxies given by the Securityholder with respect to any of the Subject Securities are hereby revoked and the Securityholder agrees not to grant any subsequent proxies with respect to any of the Subject Securities at any time prior to the “Termination Time” under the Voting Agreement.
     This Proxy is irrevocable (to the extent permitted by Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement, dated as of April 30, 2008 (as amended from time to time, the “Voting Agreement”), by and among the Buyer Affiliate, the Securityholder and certain other holders of securities of Parent, and is granted in consideration of Green Tree Servicing LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Buyer Affiliate, entering into the Purchase Agreement (as defined in the Voting Agreement).
     Each attorney and proxy named above, and any of them, is hereby authorized and empowered by the Securityholder, at any time prior to the Termination Time, to act as the Securityholder’s attorney and proxy to vote the Subject Securities, and to exercise all voting and other rights of the Securityholder with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law or otherwise), at every annual or special meeting (and, in each case, any adjournment or postponement thereof) of the holders securities of Parent at which any of the Subject Securities are entitled to vote and in every written consent in lieu of any such meeting (or adjournment or postponement): (i) in favor of adoption, approval and consummation of the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the purchase and sale of the Conveyed Property (as defined in the Voting Agreement) as provided therein), whether the Purchase Agreement and the transactions contemplated thereby are components of an asset disposition and management plan (or other plan, scheme or arrangement) submitted to a vote of Parent’s stockholders or otherwise, and any actions required in furtherance of the consummation thereof, and (ii) against any Alternative Transaction (as defined in the Voting Agreement) or any other action, matter or agreement that would or is intended, or could reasonably be expected, to result in any Alternative Transaction or a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or any Seller (as defined in the Voting Agreement) under the Purchase Agreement.

     The Securityholder may vote the Subject Securities on all other matters not referred to in this Proxy, and the attorneys and proxies named above may not exercise this Proxy with respect to such other matters.
     This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Securityholder (including any transferee of any of the Subject Securities).
     If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, as determined by a court of competent jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.
Dated: April __, 2008

SECURITYHOLDER:

By:

Printed Name: